Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT (PF)

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (PF) (this “First Amendment”), dated as of November 26, 2013, is by and among (i) HASI CF I Borrower LLC, a Delaware limited liability company (“Borrower HASI”) and HAT CF I Borrower LLC, a Delaware limited liability company (“Borrower HAT”, and together with Borrower HASI, the “Borrowers”), (ii) Bank of America, N.A., in its capacity as lender under the Loan Agreement (in such capacity, the “Lender”), and (iii) Bank of America, N.A., in its capacity as administrative agent under the Loan Agreement (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrowers, the Lender, and the Administrative Agent are parties to a Loan Agreement (PF) dated as of July 19, 2013 (the “Loan Agreement”);

WHEREAS, the Borrowers, the Lender, and the Administrative Agent have agreed to amend certain provisions of the Loan Agreement as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.	Definitions.

Capitalized terms used in this First Amendment but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

SECTION 2.	Required Lender.

The Lender holds 100% of the Outstanding Amount and the aggregate unused Commitments under the Loan Agreement and thus constitutes the Required Lender for purposes of the Loan Agreement and this First Amendment.

SECTION 3.	Amendment.

In accordance with Section 15.1.1 of the Loan Agreement and subject to the terms set forth herein, as of the date hereof, the Required Lender, the Administrative Agent and each Borrower hereby agree to amend the Loan Agreement as follows:

i. Section 1.1 to the Loan Agreement is amended as follows:

a. by deletion of the definition of “Margin” in its entirety and replacement with the following:

““Margin” means, with respect to each Loan, (a) 2.50%, or (b) if not 2.50%, such other percentage as agreed to by the Borrowers and the Administrative Agent and specifically set forth in Part V of Exhibit A to the Underlying Financing Specification relating to any such Loan, in which case the percentage set forth in such Underlying Financing Specification shall govern and apply to such Loan.”

b. by insertion of each of the following defined terms in the appropriate alphabetical order:

““Alternative Margin Loan” means any Loan whose Margin is determined pursuant to clause (b) of the definition of “Margin”.

““Alternative Margin Prepayment Amount” has the meaning with respect to each Alternative Margin Loan set forth in Part V of Exhibit A to the Underlying Financing Specification relating to such Alternative Margin Loan.”

ii. Section 5.2.1(d) to the Loan Agreement is amended by deletion in its entirety and replacement with the following:

“(d) Each Alternative Margin Loan shall become due and payable in full and the Borrowers shall prepay the outstanding principal amount of each such Alternative Margin Loan in full, on the date on which the Approved Financing in respect of such Alternative Margin Loan is removed from, or is otherwise no longer calculated as part of, the Borrowing Base.”

iii. The following is hereby inserted in the Loan Agreement as a new Section 5.2.1(e):

“(e) Any such Mandatory Prepayment shall be applied as specified in Section 5.5.”

iv. Section 5.5.1 to the Loan Agreement is amended by deletion in its entirety and replacement with the following:

“5.5.1. Payments Generally. Payments made by Borrowers hereunder shall be applied in accordance with the terms of the Depositary Agreement. Prior to an Event of Default and once received in accordance with the terms of the Depositary Agreement, (i) the aggregate amount of any Mandatory Prepayment required to be paid pursuant to Section 5.2.1(a) shall be applied to the Loans as follows: first, to the outstanding principal amount of each Alternative Margin Loan in an amount equal to the Alternative Margin Prepayment Amount for each such Alternative Margin Loan, and second, all remaining proceeds of such Mandatory Prepayment to the outstanding principal amount of all other Loans and (ii) the aggregate amount of any Mandatory Prepayment required to be paid pursuant to Section 5.2.1(d) shall be applied directly to the Alternative Margin Loan being repaid in full. Any proceeds of any other Mandatory Prepayment or Voluntary Prepayment not otherwise specifically referred to in this Section 5.5.1 shall, in each case, be applied to the Loans on a pro rata basis.”

v. Section 9.1.2(a) is amended by deletion in its entirety and replacement with the following:

“describe (i) for each Approved Financing the name of each Underlying Borrower, and the Underlying Financing; (ii) the activity on each Approved Financing since the date of the last Borrowing Base Certificate delivered to Administrative Agent, including the beginning balance of each Underlying Financing, cash flows (including payments, accrued interest and other adjustments) of each Underlying Borrower and the ending balance of each Underlying Financing; (iii) the anticipated cash flows from each Approved Financing for the current period; (iv) the Applicable Valuation Percentage of each Approved Financing; (v) the proposed principal balance of each proposed Intercompany Note together with the principal balance of all previously issued

Intercompany Notes; (vi) with respect to each Delayed Draw Financing, the Delayed Draw Commitment Amount and the Unfunded Financing Commitment Amount, in each case, for such Delayed Draw Financing; (vii) the then Borrowing Base, Aggregate Usage and Availability calculations for the Loans both before and after giving effect to any requested Advance and; (viii) the Margin (as defined in Section 1.1) for each Loan to be advanced in connection with each Approved Financing; and (ix) the aggregate principal amount, if any, required to be pre-paid by the Borrowers to the Lenders based on any such calculation (including a description of how any such prepayment will be applied to each Loan), as well as, in the case of the Payment Date Borrowing Base Certificate, the amount of excess cash, if any, in the Revenue Account (as defined in the Depositary Agreement) that would be available for transfer to the Distribution Account (as defined in the Depositary Agreement) as of the date of such certificate;”

vi. Section 12.1.2 is amended by deletion in its entirety and replacement with the following:

“Failure to Make Payments When Due. Failure by a Borrower to pay (i) any interest due on the Loans or any fee or any other amount (other than amounts referred to in clauses (ii) and (iii) of this Section 12.1.2) due hereunder within five (5) Business Days after the date due, (ii) any principal amount due on the Loans, including without limitation, pursuant to Section 5.2.1(a), Section 5.2.1(b), Section 5.2.1(c) or Section 5.2.1(d), on the date such payment is due or (iii) any fee or other amount payable pursuant to Sections 3.4.2, 3.4.3, 3.6, 3.7, 3.9 and 5.7 on the date such payment is due.”

vii. Appendix 3 to the Loan Agreement is amended as follows:

a. by insertion of the following as the final line on Part II of Exhibit A thereto:

“Minimum Required Debt Service Coverage Ratio:        [            ]”

b. by insertion of the following as the final line on Part V of Exhibit A thereto:

“[The parties hereto agree that the “Margin” (as defined in Section 1.1 to the Loan Agreement) with respect to each Loan advanced in connection with this Underlying Financing shall be [            ].][FN 33: Include for Alternative Margin Loans only.]”

viii. Part A to Appendix 8 to the Loan Agreement is amended as follows;

a. by deletion of the definition of “Nominal Value” in its entirety and replacement with the following:

“Nominal Value: as of any date of determination for any Valuation Period, with respect to an Approved Financing that is Eligible Collateral, the lesser of, (1) the Par Amount as in effect as of such determination date and (2) the value obtained by reference to clause (I), (II) or (III) of this definition, as applicable: with respect to an Approved Financing that is Eligible Collateral (I) that accrues interest at a fixed rate of interest, the sum of the Monthly Present Values for such Approved Financing during such Valuation Period provided that for purposes of determining the Monthly Present Values of such Approved Financing, (a) the Discount Rate shall be an amount equal to the Initial Fixed Rate on such loan and (b) the Asset Premium shall be an amount equal to 0, (II) that accrues interest at a floating rate of interest, the sum of the Monthly Present Values for such Approved Financing during such Valuation Period provided that for purposes of determining the Monthly Present Values of such Approved Financing the Discount Rate shall be LIBOR plus the Margin and (III) that is a Delayed Draw Financing an amount equal to the total aggregate principal amount actually funded by the Applicable Borrower Subsidiary plus any remaining principal amount that the Applicable Borrower Subsidiary has committed to fund, in each case, in respect of each such Delayed Draw Financing;”

b. by insertion of the following new definition immediately following the definition of “Nominal Value”:

“Par Amount: with respect to an Approved Financing as of any date of determination, the scheduled par amount or value that would be payable as of such date of determination under the terms of the applicable Underlying Financing Agreement.”

SECTION 4.	First Amendment as Loan Document; Representations.

i. For the avoidance of doubt, the parties hereto agree that this First Amendment shall be deemed to be a Loan Document under the Loan Agreement.

ii. Each Borrower represents and warrants, as to itself and each Related Borrower Party, to the each Agent and the Lender, as of the date hereof, that the following statements are true and correct:

a. The execution, delivery and performance by such Borrower of this First Amendment, and the consummation of the transactions contemplated hereby do not and will not (i) violate in any material respect (A) any provision of any Applicable Law with respect to such Related Borrower Party, (B) any of the Organizational Documents of any Related Borrower Party, or (C) any order, judgment or decree of any court or other agency of government binding on any Related Borrower Party; (ii) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of any Related Borrower Party; (iii) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Related Borrower Party (other than any Liens permitted by or created under any of the Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Related Borrower Party;

b. Such Borrower is duly authorized to execute, deliver and perform its obligations under this First Amendment. The execution, delivery and performance of this First Amendment has been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of such Borrower; and

c. This First Amendment is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

SECTION 5.	Effect of First Amendment.

The amendment set forth herein is limited as written, is effective only in the specific instance and for the specific purpose for which given, and shall not be deemed to be a waiver of or consent to, or modification of in any respect, any other term or condition in the Loan Agreement or any of the documents referred to herein or therein. The terms and provisions set forth in each Loan Document are hereby ratified and confirmed by each Borrower in all respects. Each Borrower acknowledges and agrees that the execution, delivery and performance of this First Amendment by the Administrative Agent and of the Lender does not and shall not create (nor shall Borrowers or any Related Borrower Subsidiary rely upon the existence of or claim or assert that there exists) any obligation of the Lender and the Administrative Agent to consider or agree to any amendment of or waiver or consent with respect to any of the Loan Documents, or any other instrument or agreement to which the Administrative Agent or the Lender is a party (collectively an “Amendment or Consent”), and in the event that the Administrative Agent or the Lender subsequently agrees to consider any requested Amendment or Consent, neither the existence of this First Amendment, nor any other conduct of the Administrative Agent or the Lender related hereto, shall be of any force or effect on the Administrative Agent’s or the Lender’s consideration or decision with respect to any such requested Amendment or Consent, and the Administrative Agent and the Lender shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

SECTION 6.	Governing Law.

This First Amendment shall be governed by the laws of the State of New York.

SECTION 7.	Severability.

Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this First Amendment shall remain in full force and effect.

SECTION 8.	Counterparts; Electronic Signatures.

This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this First Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart thereof.

[Signatures Appear on Next Pages]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

Borrowers

HASI CF I BORROWER LLC, as a Borrower

By:
Jeffrey W. Eckel, President

HAT CF I BORROWER LLC, as a Borrower

By:
Jeffrey W. Eckel, President

Signature Page to Amendment No. 1 to Loan Agreement (PF)

Lender

BANK OF AMERICA, N.A., as Lender

By:

Name:
Title:

Signature Page to Amendment No. 1 to Loan Agreement (PF)

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Administrative Agent

By:

	Name:	Maria McClain
	Title:	Vice President, Agency Management

Signature Page to Amendment No. 1 to Loan Agreement (PF)